Exhibit 4.1


                             FIXED RATE SENIOR NOTE


REGISTERED                                                  REGISTERED
No. FXR                                                     $
                                                            CUSIP: 617446232

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.
or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.




                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)


                  REDEEMABLE BROAD INDEX GUARDED EQUITY-LINKED
                SECURITIES DUE MAY , 2005 ("REDEEMABLE BRIDGES")
              BASED ON THE MORGAN STANLEY HIGH-TECHNOLOGY 35 INDEX

==========================================================================================================
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION           INTEREST RATE: N/A       MATURITY DATE:
       , 1999                  DATE:                                               May   , 2005
                             See "Other Provisions -
                             Call Right" below.
----------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL             INITIAL REDEMPTION           INTEREST PAYMENT         OPTIONAL
  DATE:                        PERCENTAGE:                  DATE(S): N/A             REPAYMENT
                             See "Other Provisions -                                 DATE(S):  N/A
                             Call Price" below.
----------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:          ANNUAL REDEMPTION            INTEREST PAYMENT         APPLICABILITY OF
  U.S. dollars                 PERCENTAGE                   PERIOD: N/A              MODIFIED
                               REDUCTION:  N/A                                       PAYMENT
                                                                                     UPON
                                                                                     ACCELERATION:
                                                                                     N/A
----------------------------------------------------------------------------------------------------------
IF SPECIFIED                 REDEMPTION NOTICE            APPLICABILITY OF         If yes, state Issue
  CURRENCY                     PERIOD:                      ANNUAL                   Price:  N/A
  OTHER THAN                                                INTEREST
  U.S. DOLLARS,                                             PAYMENTS: N/A
  OPTION TO
  ELECT
  PAYMENT IN
  U.S. DOLLARS:
  YES
----------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                      ORIGINAL YIELD TO
  AGENT:  N/A                                                                         MATURITY: N/A
----------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
   (see below)
==========================================================================================================

Maturity Redemption Amount       At maturity (including as a result of
                                 acceleration or under the terms of the Senior
                                 Indenture (as defined on the reverse
                                 hereof)), the holder of this Redeemable
                                 BRIDGES shall receive the principal amount of this Redeemable BRIDGES, plus the Supplemental
                                 Redemption Amount, if any.

Supplemental Redemption Amount   The Supplemental Redemption Amount payable
                                 with respect to this Redeemable BRIDGES at maturity shall be equal to the greater of (a) zero and (b) the product of the principal of this Redeemable BRIDGES and the Tech-35 Index
                                 Percent Change. The Calculation Agent shall calculate the Supplemental Redemption Amount on the date the Final Index Value is determined.

                                 The Issuer shall cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

                                 The Calculation Agent shall round all
                                 percentages resulting from any calculation with respect to this Redeemable BRIDGES to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to
                                 9.87655% (or .0987655)). All dollar amounts
                                 resulting from such calculation shall be rounded to the nearest cent with one-half cent being rounded upwards.

Tech-35 Index Percent Change     The Tech-35 Index Percent Change is a
                                 fraction, the numerator of which shall be the Final Index Value less the Initial Index
                                 Value and the denominator of which shall be the Initial Index Value. The Tech-35 Index
                                 Percent Change is described by the following formula:

                                   (Final Index Value - Initial Index Value)
                                   -----------------------------------------
                                              Initial  Index Value

Initial Index Value...........

Final Index Value.............   The Final Index Value shall be the Index
                                 Closing Value on the fifth scheduled Trading
                                 Day prior to the Maturity Date.

                                 If a Market Disruption Event occurs on the fifth scheduled Trading Day prior to the Maturity Date, the Calculation Agent shall determine the Final Index Value on the immediately succeeding Trading Day during which no Market Disruption Event occurred; provided that the Final Index Value shall not be determined on a date later than the second scheduled Trading Day preceding the Maturity Date, and if such date is not a Trading Day, or if there is a Market Disruption Event on such date, the Calculation Agent shall determine the value of the Tech-35 Index on such date in accordance with the formula for and method of calculating the Tech-35 Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading
                                 Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non- Trading Day) on such date of each security most recently constituting the Tech-35 Index.

Index Closing Value...........   The Index Closing Value shall equal the
                                 closing value of the Tech-35 Index or any Successor Index at the regular official weekday close of trading on a specified date.

                                 References to the Tech-35 Index shall include any Successor Index (as defined under "Discontinuance of the Tech-35 Index; Alteration of Method of Calculation" below), unless the context requires otherwise.

Call Right ...................   On or after May   , 2002, and up to and
                                 including November   , 2004, the Issuer may
                                 call this Redeemable BRIDGES, in whole but not in part, for mandatory exchange into cash at the applicable Call Price as described below. The Issuer will not pay the holder of this Redeemable BRIDGES a Supplemental Redemption Amount if the Issuer calls this Redeemable BRIDGES. If the Issuer calls this Redeemable BRIDGES, then the cash to be delivered to the holder shall be delivered on the Call Date fixed by the Issuer and set forth in the Issuer's call notice, upon delivery of this Redeemable BRIDGES to the Trustee in accordance with the delivery instructions. The Issuer shall, or shall cause the Calculation Agent to, deliver the cash to the Trustee for delivery to the holder of this Redeemable BRIDGES.

                                 On the Notice Date, the Issuer shall give notice of the Issuer's exercise of the Call Right (i) to the holder of this Redeemable BRIDGES by mailing notice of such exercise by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Call Date, on which the Issuer shall effect such exchange at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class, postage prepaid, at its New York office and (iii) to DTC in accordance with the applicable procedures set forth in the Letter of Representations related to this Redeemable BRIDGES. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Redeemable BRIDGES receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of this Redeemable BRIDGES shall not affect the validity of the proceedings for the exercise of the Call Right with respect to any other Redeemable BRIDGES.

                                 The notice of the Issuer's exercise of the Call Right shall specify (i) the Call Date,
                                 (ii) the Call Price for the Call Date
                                 specified in the Issuer's notice of mandatory exchange, (iii) the place or places of payment, (iv) that such delivery will be made upon presentation and surrender of this Redeemable BRIDGES and (v) that such exchange is pursuant to the Call Right.

                                 The notice of the Issuer's exercise of the Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

Notice Date...................   The scheduled Trading Day on which the Issuer
                                 issues its call notice for this Redeemable
                                 BRIDGES, which must be at least 30 but not more than 60 calendar days prior to the Call
                                 Date.

Call Date.....................   The scheduled Trading Day specified by the
                                 Issuer in its call notice on or after May   ,
                                 2002 to and including November     , 2004, on
                                 which the Issuer shall deliver the cash Call
                                 Price to the holder upon mandatory exchange of this Redeemable BRIDGES.

Call Price....................   The table below shows the Call Prices for
                                 each $10 principal amount of this Redeemable
                                 BRIDGES for the period from May   , 2002 to
                                 November   , 2002 and for each six month Call
                                 Date period thereafter to and including
                                 November   , 2004.

                           Call Date Periods                          Call Price
                           -----------------                          ----------
                           May   , 2002 to November   , 2002.........  $ 16.00
                           November   , 2002 to May   , 2003.........  $
                           May  , 2003 to November    , 2003.........  $
                           November   , 2003 to May   , 2004.........  $
                           May  , 2004 to November    , 2004.........  $


Trading Day...................   A day, as determined by the Calculation
                                 Agent, on which trading is generally
                                 conducted on the New York Stock Exchange
                                 ("NYSE"), the American Stock Exchange, Inc.
                                 ("AMEX"), the NASDAQ NMS, the Chicago
                                 Mercantile Exchange, and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to the Tech-35 Index, the occurrence or
                                 existence of either of the following events as determined by the Calculation Agent:

                                    (i) a suspension, material limitation or absence of trading of stocks then constituting 20% or more, by weight, of the Tech-35 Index (or the relevant Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or a breakdown or failure in the price and trading systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more, by weight, of the Tech-35 Index (or the relevant Successor Index) during the last one-half hour preceding the closing of trading on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market of trading in futures or options contracts related to the Tech-35 Index (or the relevant Successor Index) for more than two hours of trading or during the one- half hour period preceding the close of trading on such market; and

                                    (ii)  a determination by the Calculation
                                    Agent in its sole discretion that the
                                    event described in clause (i) above
                                    materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to the Senior Global Medium-Term Notes, Series C, Redeemable Broad InDex Guarded Equity-linked Securities ("Redeemable BRIDGES") based on the Morgan Stanley High-Technology 35 Index having terms and conditions identical to this Redeemable BRIDGES.

                                 For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Tech-35 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Tech-35 Index shall be based on a comparison of (x) the portion of the level of the Tech- 35 Index attributable to that security relative to (y) the overall level of the Tech-35 Index, in each case immediately before that suspension or limitation.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in a futures or options contract on the Tech-35 Index by the primary securities market related to such contract by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension or material limitation of trading in futures or options contracts related to the Tech-35 Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the Tech- 35 Index are traded shall not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange.............   "Relevant Exchange" means the primary U.S.
                                 organized exchange or market of trading for any security then included in the Tech-35
                                 Index or any Successor Index.

Alternative Calculation of the
Final Index Value in case of
an Event of Default ..........   If an Event of Default with respect to this
                                 Redeemable BRIDGES shall have occurred and be continuing, the Calculation Agent shall determine the amount declared due and payable upon any acceleration of this Redeemable
                                 BRIDGES, which shall be equal to the
                                 principal amount of this Redeemable BRIDGES plus the Supplemental Redemption Amount, if any, determined as though the date on which the Final Index Value is scheduled to be determined were the date of acceleration.

Calculation Agent.............   Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.")

                                 All determinations made by the Calculation
                                 Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Redeemable BRIDGES and on the Issuer.

Discontinuance of the Tech-35
  Index; Alteration of Method
  of Calculation..............   If the AMEX or Morgan Stanley Capital
                                 International Inc.("MSCI") discontinues
                                 publication of the Tech-35 Index and the AMEX or another entity (including MS & Co. or MSCI) publishes a successor or substitute index that MS & Co. as the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Tech-35 Index
                                 (such index being referred to herein as a "Successor Index"), then any subsequent Index
                                 Closing Value shall be determined by
                                 reference to the value of such Successor
                                 Index at the close of trading on the NYSE, the AMEX, NASDAQ NMS or the relevant exchange or market for the Successor Index on the date that the Final Index Value is to be determined.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Trustee, to the Issuer and to the holder of this Redeemable BRIDGES within three Trading Days of such selection.

                                 If MS & Co. or the AMEX discontinues
                                 publication of the Tech-35 Index prior to, and such discontinuance is continuing on, the date that the Final Index Value is to be determined and MS & Co. as the Calculation Agent determines that no Successor Index is available at such time, then on such date, the Calculation Agent shall determine the Index Closing Value that would be used in computing the Tech-35 Index Percent Change on such date. The Index Closing Value shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Tech-35 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such date of each security most recently comprising the Tech-35 Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tech-35 Index may adversely affect the value of this Redeemable BRIDGES.

                                 If at any time the method of calculating the Tech-35 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Tech-35 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the Tech-35 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York City on the date that the Final Index Value is to be determined make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Tech-35 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Supplemental Redemption Amount with reference to the Tech-35 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Tech-35 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the Tech-35 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).


               Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal
sum of               , on the Maturity Date specified above (except to the
extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.



               Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close
(x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").



               Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this
Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.




               If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.




               If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.




               If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.




DATED:                             MORGAN STANLEY DEAN WITTER & CO.




                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

THE CHASE MANHATTAN BANK,
   as Trustee



By:
    ------------------------------
    Authorized Officer





                               REVERSE OF SECURITY

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified
Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled
"Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable.
In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

               The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.



                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:




      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common



      UNIF GIFT MIN ACT - ____________________ Custodian ____________________
                                 (Minor)                        (Cust)


      Under Uniform Gifts to Minors Act _______________________________
                                                   (State)

               Additional abbreviations may also be used though not in the above list.


                            -----------------------



               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]



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--------------------------------------------------------------------------------

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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:
       ---------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.






                           OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ________________; and specify the denomination or denominations
(which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _______________________.



Dated:
       ----------------------------          -----------------------------------
                                             NOTICE:  The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.